UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 16, 2022
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(State or Other Jurisdiction of Incorporation)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (646) 905-3974
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On June 16, 2022, Compass Pathways plc (the “Company”) held its 2022 Annual General Meeting of Shareholders (the “AGM”). Of the ordinary shares entitled to vote, there were 23,460,763 ordinary shares represented in person or by proxy at the AGM. The Company did not exercise any of the discretionary voting power with respect to the American Depositary Shares ("ADSs") which is available to the Company pursuant to the terms of the deposit agreement by and among the Company, Citibank, N.A., as depositary, and holders and beneficial owners of ADSs issued thereunder, dated as of September 22, 2022. As a result, the proxy forms for holders of ADSs who did not provide voting instructions on or before the applicable voting cut-off time have been included in the “Broker Non-Vote” total. A “vote withheld” is not a vote in law and votes withheld had no effect on the proposals. Votes withheld were counted as present and entitled to vote for purposes of determining a quorum.

(b) The matters voted upon at the AGM were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2022.

The final results of such voting are set forth below.

Proposal 1. To re-elect Thomas Lönngren as a Director of the Company.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
17,510,821	3,111,004	2,838,938	19,026,749

At the AGM, Thomas Lönngren was duly re-elected.

Proposal 2. To re-elect Robert McQuade as a Director of the Company.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
20,422,579	27,603	3,010,581	19,026,749

At the AGM, Robert McQuade was duly re-elected.

Proposal 3. To re-appoint PricewaterhouseCoopers LLP an English limited liability partnership (“PwC”), to serve as the Company’s U.K. statutory auditor, to hold office until the conclusion of the next annual general meeting of shareholders.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
20,700,342	17,438	2,742,938	19,026,749

 At the AGM, the shareholders approved the re-appointment of PwC as the Company’s U.K. statutory auditor, to hold office until the conclusion of the next annual general meeting of shareholders.

Proposal 4. Ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
20,701,546	16,598	2,742,619	19,026,749

 At the AGM, the shareholders ratified the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal 5. To authorize the Audit and Risk Committee to determine the auditors’ remuneration for the year ending December 31, 2022

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
20,697,532	16,178	2,747,495	19,026,749

At the AGM, the shareholders authorized the Audit and Risk committee to determine the auditors’ remuneration for the year ending December 31, 2022.

Proposal 6. To receive the U.K. statutory annual accounts and Directors’ report for the year ended December 31, 2021, and the report of the auditors thereon.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
20,694,855	18,413	2,747,495	19,026,794

At the AGM, the shareholders approved the receipt of the U.K. statutory annual account and Directors’ report for the year ended December 31, 2021, and the report of the auditors thereon.

Proposal 7. To receive and approve, as a non-binding advisory resolution, the U.K. statutory Directors’ Remuneration Report for the year ended December 31, 2021.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
20,671,766	32,103	2,756,894	19,026,749

At the AGM, the Company’s shareholders approved the directors’ remuneration report.

Proposal 8. To recommend, on a non-binding, advisory basis, the preferred frequency of future advisory shareholder votes on the compensation of our named executive officers.

1 YEAR	2 YEARS	3 YEARS	WITHHELD	BROKER NON-VOTES
20,575,990	18,121	115,950	2,750,702	19,026,749

 At the AGM, shareholders voted, on a non-binding and advisory basis, to hold future shareholder advisory votes on the compensation of the Company’s named executive officers every year.

Proposal 9. The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
20,382,371	59,005	3,019,387	19,026,749

 At the AGM, the Company’s shareholders approved, on a non-binding and advisory basis, the compensation of the Company’s named executive officers.

As previously disclosed, Jason Camm decided not to stand for re-election at this AGM and therefore with the conclusion of the AGM Mr. Camm’s term of service on the board of directors has ended. The board of directors of the Company wishes to express its gratitude to Mr. Camm for the dedication and guidance he has provided to the Company and its board of directors during his time serving on the board of directors.

(d) Based on the voting results set forth in (b) above, the Company’s board of directors has determined that an advisory vote by the shareholders regarding named executive officer compensation as set forth in the proxy statement will be conducted on an annual basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: June 17, 2022	By:	/s/ Matthew Owens
Matthew Owens
General Counsel and Chief Legal Officer